As filed with the Securities and Exchange Commission on December 23, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
CURIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3505116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
128 Spring Street, Building C – Suite 500
Lexington, MA 02421
(617) 503-6500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James E. Dentzer
President and Chief Executive Officer
Curis, Inc.
128 Spring Street, Building C – Suite 500
Lexington, MA 02421
(617) 503-6500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Cynthia T. Mazareas, Esq. Caroline Dotolo, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 23, 2024
PROSPECTUS

2,398,414 Shares

Common Stock

This prospectus relates to the resale from time to time of up to 2,398,414 shares of common stock of Curis, Inc. by the selling stockholders listed on page 8, including their donees, pledgees, transferees or other successors-in-interest, consisting of shares of common stock of Curis, Inc. issuable upon the exercise of outstanding warrants held by the selling stockholders to purchase shares of our common stock, or the Warrants. We will not receive any proceeds from the sale of the shares offered by this prospectus.
We have agreed, pursuant to a registration rights agreement that we have entered into with the selling stockholders, to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals, if any, incurred for the sale of these shares of our common stock.
The selling stockholders identified in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 8.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “CRIS.” On December 20, 2024, the last reported closing sale price of our common stock on Nasdaq was $3.08 per share. You are urged to obtain current market quotations for our common stock.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being a Smaller Reporting Company” for additional information.
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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2024

You should rely only on the information contained in or incorporated by reference in this prospectus. We and the selling stockholders have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed materially since such date.
Unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “Curis,” the “Company” and similar designations refer to Curis, Inc. and its subsidiaries. The Curis logo is a trademark of Curis in the United States and in other select countries. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing. You should read and carefully consider the entire prospectus, especially the “Risk Factors” section of this prospectus, before deciding to invest in our common stock.

Overview

We are a biotechnology company focused on the development of emavusertib (CA-4948), an orally available, small molecule inhibitor of Interleukin-1 receptor associated kinase, or IRAK4. IRAK4 plays an essential role in the toll-like receptor, or TLR, and interleukin-1 receptor, or IL-1R, signaling pathways, which are frequently dysregulated in patients with cancer. TLRs and the IL-1R family signal through the adaptor protein Myeloid Differentiation Primary Response Protein 88, which results in the assembly and activation of IRAK4, initiating a signaling cascade that induces cytokine and survival factor expression mediated by the NF-κB protein complex. Many B-cell leukemias and lymphomas are associated with constitutive activation of the NF-κB protein complex which contributes to these cancer’s proliferation and survival. The B-cell receptor, or BCR, and TLR pathways drive NF-κB activation. Preclinical studies demonstrated that targeting both the BCR and TLR pathways was more synergistic than targeting either pathway alone. Similarly, preclinical studies targeting IRAKi in combination with FMS‐like tyrosine kinase 3, or FLT3, have demonstrated the ability to overcome the adaptive resistance incurred when targeting FLT3 alone. In acute myeloid leukemia, or AML, patient derived xenografts, emavusertib has shown monotherapy anti-tumor activity as well as synergy with both azacitidine and venetoclax. In the clinic, emavusertib has shown anti-tumor activity across a broad range of hematologic malignancies including monotherapy activity in AML, particularly those with a FLT3 mutation. In non-Hodgkin’s lymphoma patients, particularly in primary central nervous system lymphoma, emavusertib has shown anti-tumor activity in combination with a Bruton Tyrosine Kinase inhibitor.

In May 2024, we streamlined our operations to focus on the TakeAim Lymphoma Phase 1/2 study, portions of the TakeAim Leukemia Phase 1/2 study, our AML Triplet study, and ongoing investigator-sponsored studies in solid tumors. We intend to complete the planned enrollment in the TakeAim Leukemia Phase 1/2 study and we deprioritized other efforts resulting in an approximate 30% reduction in our workforce.

Company Information

We were organized as a Delaware corporation in February 2000. Our principal executive offices are located at 128 Spring Street, Building C – Suite 500, Lexington, Massachusetts 02421, and our telephone number is (617) 503-6500. Our website is located at www.curis.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included as an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million measured on the last business day of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING
Common stock offered by selling stockholders	2,398,414 shares of our common stock issuable upon the exercise of the Warrants.
Use of proceeds	We will not receive any proceeds from the sale of the shares offered by this prospectus.
Risk factors	You should read the “Risk Factors” section on page 4 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
Nasdaq Capital Market symbol	“CRIS”

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the common stock being registered pursuant to this registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA
This prospectus and the documents we incorporate by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. For purposes of these statutes, any statement contained in this prospectus or in the documents we incorporate by reference herein, other than a statement of historical fact, may be a forward-looking statement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, strategies and objectives of management. In some cases, you can identify forward-looking statements by such terms as “anticipate,” “believe,” “could,” “estimate,” “expect,” “focus,” “intend,” “may,” “mission,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “will,” “would” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements may include, but are not limited to, statements about:
•the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development program for emavusertib;
•our estimates of the period in which we anticipate that existing cash and cash equivalents will enable us to fund our current and planned operations;
•our ability to continue as a going concern;
•our ability to obtain additional financing;
•our ability to establish and maintain collaborations;
•our plans to develop and commercialize emavusertib;
•the timing or likelihood of regulatory filings and approvals;
•the implementation of our business model and strategic plans for our business, drug candidate and technology;
•our estimates regarding expenses, future revenue and capital requirements;
•developments and projections relating to our competitors and our industry;
•our commercialization, marketing and manufacturing capabilities and strategy;
•the rate and degree of market acceptance and clinical utility of our products;
•our competitive position; and
•our intellectual property position.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. We therefore caution you against relying on any of these forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors, risk factor summary and cautionary statements described in the other documents we file from time to time with the Securities and Exchange Commission, or SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form

10-Q and our Current Reports on Form 8-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
You should consider these factors and the other cautionary statements made in this prospectus and the documents we incorporate by reference herein as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus or the documents incorporated by reference herein, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.
This prospectus and the documents incorporated by reference herein include statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties as well as our own estimates. All of the market data used in this prospectus and the documents incorporated by reference herein and therein involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research, and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders.
The selling stockholders will pay discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by the selling stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including filing and printing fees, our counsel and accounting fees and expenses, costs associated with clearing the shares covered by this prospectus for sale under applicable state securities laws and listing fees.

SELLING STOCKHOLDERS

Securities Purchase Agreement
On October 28, 2024, we entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholders, pursuant to which we sold and issued: (i) in a registered direct offering (the “Registered Offering”), 2,398,414 shares of our common stock, or the Shares, and (ii) in a concurrent private placement, or the Private Placement, unregistered Warrants to purchase up to an aggregate of 2,398,414 shares of our common stock, at an exercise price of $4.92 per share. The Registered Offering and the Private Placement closed concurrently on October 30, 2024.
The Shares were offered by us pursuant to an effective shelf registration statement on Form S-3 (File No. 333-276950) that was filed with the SEC on February 8, 2024 and declared effective on April 12, 2024, or the Shelf Registration Statement, and a prospectus supplement thereunder. The Warrants and the shares of common stock issuable upon the exercise of the Warrants were not offered pursuant to the Shelf Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. This prospectus only covers the sale or other disposition by the selling stockholders of up to 2,398,414 shares of common stock issuable upon exercise of the Warrants. The shares of common stock issuable upon exercise of the Warrants will become eligible for sale by the selling stockholders under this prospectus only when the Warrants are exercised. We cannot predict when or whether any of the selling stockholders will exercise their Warrants.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Purchase Agreement, a copy of which is filed herewith as Exhibit 4.3 and incorporated by reference herein.
Warrants
Each Warrant sold in the Private Placement is exercisable at any time after its original issuance and has a term of five years from the date of issuance. Under the terms of the Warrants, we may not effect the exercise of any Warrant, and a holder will not have the right to exercise any portion of any Warrant if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% or 9.99%, which we refer to as the Beneficial Ownership Limitation, as elected by the holder at the date of issuance, of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to us subject to the terms of such Warrant, provided that such percentage may in no event exceed 9.99% or 19.99%, as elected by the holder at the date of issuance.
The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of such Warrant, a copy of which is filed herewith as Exhibit 4.4 and incorporated by reference herein.
Registration Rights Agreement
In connection with the Private Placement, on October 28, 2024, we entered into a registration rights agreement with the selling stockholders, or the Registration Rights Agreement, pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the Warrants. We agreed to file such registration statement no later than 60 days following the closing of the Private Placement. We have granted the selling stockholders customary indemnification rights in connection with this registration statement. The selling stockholders have also granted us customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed with the SEC in accordance with the Registration Rights Agreement.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.5 and incorporated by reference herein.
Selling Stockholders
This prospectus covers the sale or other disposition by the selling stockholders of up to 2,398,414 shares of our common stock issuable upon exercise of the Warrants, without giving effect to the Beneficial Ownership Limitation described above. The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of December 9, 2024. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders. When we refer to the “selling stockholders” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the selling stockholders listed in the table below as offering shares, as well as their respective donees, pledgees, transferees or other successors-in-interest. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of our common stock issuable upon exercise of the Warrants, without giving effect to the Beneficial Ownership Limitation described above. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” below as it may be supplemented and amended from time to time.
The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes all shares of our common stock held by such selling stockholder as of December 9, 2024 and all shares of common stock issuable upon exercise of the Warrants purchased by such selling stockholder in the Private Placement. The percentages of shares owned before and after the offering are based on 8,466,957 shares of common stock outstanding as of December 9, 2024, which does not include any shares of common stock offered by this prospectus that are issuable pursuant to the Warrants and are deemed outstanding in the table below because they are beneficially owned by a person.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock issuable upon the exercise of the Warrants held by that selling stockholder because all are exercisable within 60 days of December 9, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After the Offering (2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Entities affiliated with Bleichroeder LP (3)	1,016,079	11.3%	495,540	520,539	5.8%
Entities affiliated with Thomas A. Satterfield, Jr. (4)	790,432	9.1%	198,216	592,216	6.8%
Armistice Capital, LLC (5)	691,540	7.7%	495,540	196,000	2.2%
Entities affiliated with Maverick Capital, Ltd. (6)	681,381	8.0%	49,554	631,827	7.4%
Entities affiliated with M28 Master Fund LP (7)	620,167	7.2%	99,108	521,059	6.1%
Samsara BioCapital, LP (8)	396,432	4.6%	198,216	198,216	2.3%
Alyeska Master Fund, L.P. (9)	396,432	4.6%	198,216	198,216	2.3%
Entities affiliated with Michael Bigger (10)	237,860	2.8%	118,930	118,930	1.4%
Lytton-Kambara Foundation (11)	237,860	2.8%	118,930	118,930	1.4%
Alumni Capital LP (12)	198,216	2.3%	99,108	99,108	1.2%
Alto Opportunity Master Fund, SPC – Segregated Portfolio B (13)	148,662	1.7%	99,108	49,554	*
3i, LP (14)	101,908	1.2%	99,108	2,800	*
Mossrock Capital, LLC (15)	99,108	1.2%	49,554	49,554	*
Entities affiliated with Empery Asset Management, LP (16)	79,286	*	79,286	-	-

* Less than one percent

(1)	The number of shares of our Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock issuable upon exercise of the Warrants held by a selling stockholder that a selling stockholder may offer and sell from time to time under this prospectus, without giving effect to the Beneficial Ownership Limitation. The shares of common stock issuable upon exercise of the Warrants will become eligible for sale by the selling stockholders under this prospectus only when the Warrants are exercised. We cannot predict when or whether any of the selling stockholders will exercise their Warrants.
(2)	We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, each selling stockholder exercises their Warrants and none of the shares covered by this prospectus will be held by the selling stockholders.

(3)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 164,171 shares of common stock and 158,573 shares of common stock issuable upon exercise of Warrants held by 21 April Fund, L.P. and (ii) 356,368 shares of common stock and 336,967 shares of common stock issuable upon exercise of Warrants held by 21 April Fund, Ltd. Bleichroeder LP has voting and dispositive power with respect to the shares held by 21 April Fund, L.P. and 21 April Fund, Ltd. Michael M. Kellen is the portfolio manager of Bleichroeder LP and has voting and dispositive power with respect to the shares. The Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of the 21 April Fund, L.P. and 21 April Fund, Ltd. is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105-4700.
(4)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 199,286 shares of common stock and 79,286 shares of common stock issuable upon exercise of Warrants held by A.G. Family L.P., a partnership managed by a general partner controlled by Thomas A. Satterfield, Jr., (ii) 94,465 shares of common stock and 59,465 shares of common stock issuable upon exercise of Warrants held by Tomsat Investment & Trading Co., Inc, a corporation wholly owned by Mr. Satterfield and his Irrevocable Trust and of which he serves as President, (iii) 78,465 shares of common stock and 59,465 shares of common stock issuable upon exercise of Warrants held by The Thomas Adger Satterfield Jr. 2021 Revocable Trust controlled by Mr. Satterfield, and (iv) 220,000 shares of common stock held by Caldwell Mill Opportunity Fund, LLC which fund is managed by an entity of which Mr. Satterfield owns a 50% interest and serves as Chief Investment Manager. The Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of the entities controlled by Mr. Satterfield is 15 Colley Cove Drive, Gulf Breeze, FL 32561.
(5)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 196,000 shares of common stock and 495,540 shares of common stock issuable upon exercise of Warrants directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(6)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 152,335 shares of common stock and 7,869 shares of common stock issuable upon exercise of Warrants held by Maverick Fund II, Ltd., (ii) 106,697 shares of common stock and 6,167 shares of common stock issuable upon exercise of Warrants held by Maverick Fund USA, Ltd., (iii) 147,877 shares of common stock and 9,768 shares of common stock issuable upon exercise of Warrants held by Maverick HP, L.P., (iv) 142,404 shares of common stock and 18,697 shares of common stock issuable upon exercise of Warrants held by Maverick Long Enhanced Fund, Ltd., and (v) 82,514 shares of common stock and 7,053 shares of common stock issuable upon exercise of Warrants held by Maverick Long Fund, Ltd. Maverick Capital, Ltd. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, may be deemed to have beneficial ownership of our common stock through the investment discretion it exercises over its clients’ accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd. Lee S. Ainslie III is the manager of Maverick Capital Management, LLC. Each of Maverick Capital, Ltd., Maverick Capital Management, LLC, and Mr. Ainslie may be deemed to have shared voting power and shared dispositive power with respect to such shares held directly by Maverick Capital, Ltd. The Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The principal business address of (i) Maverick Capital, Ltd. and Maverick Capital Management, LLC is 1900 N. Pearl Street, 20th Floor, Dallas, Texas 75201, and (ii) Mr. Ainslie is 360 South Rosemary Ave., Suite 1440, West Palm Beach, Florida 33401.

(7)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 521,059 shares of common stock and 99,108 shares of common stock issuable upon exercise of Warrants held by M28 Capital Master Fund LP. The securities will be held by M28 Capital Master Fund LP. The Investment Manager of M28 Capital Master Fund LP is M28 Capital Master Management LP. Marc Elia is the Chief Investment Officer of M28 Capital Management LP and Managing Member of M28 Capital Management GP LLC, the general partner of M28 Capital Management LP. Mr. Elia, together with M28 Capital Management LP and M28 Capital Management GP, LLC, (collectively, the "M28 Parties") may be deemed to have shared voting and investment power of the securities held by M28 Capital Master Fund LP. Each of the M28 Parties disclaim beneficial ownership of such securities, except to the extent of his or her pecuniary interest therein. The Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The registered address for M28 Capital Master Fund LP is 700 Canal St., 2nd floor, Stamford, CT 06920.
(8)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 198,216 shares of common stock and 198,216 shares of common stock issuable upon exercise of Warrants held by Samsara BioCapital, LP (“Samsara LP”). The securities will be held by Samsara LP. Samsara BioCapital GP, LLC (“Samsara LLC”) is the general partner of Samsara LP and may be deemed to beneficially own the shares held by Samsara LP. Dr. Srinivas Akkaraju, MD, Ph.D. has voting and investment power over the shares held by Samsara GP and, accordingly, may be deemed to beneficially own the shares held by Samsara LP. Samsara LLC disclaims beneficial ownership in these shares except to the extent of its respective pecuniary interest therein. The Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The registered address for Samsara LP is 628 Middlefield Rd., Palo Alto, CA 94301.
(9)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 198,216 shares of common stock and 198,216 shares of common stock issuable upon exercise of Warrants held by Alyeska Master Fund, L.P. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by the Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Master Fund, L.P. The Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.
(10)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 59,465 shares of common stock and 59,465 shares of common stock issuable upon exercise of Warrants held by Bigger Capital Fund, LP., and (ii) 59,465 shares of common stock and 59,465 shares of common stock issuable upon exercise of Warrants held by District 2 Capital Fund LP. Michael Bigger is the Managing Member of the GP and has voting and dispositive power with respect to the shares held by Bigger Capital Fund, LP and District 2 Capital Fund LP. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Bigger Capital Fund LP. is 11700 W Charleston Blvd 170-659, Las Vegas, NV 89135. The address of the District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, NY 11743.
(11)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 118,930 shares of common stock and 118,930 shares of common stock issuable upon exercise of Warrants held by Lytton-Kambara Foundation. Laurence Lytton is the Managing Member of the Foundation and has voting and dispositive power with respect to the shares held by Lytton-Kambara Foundation. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The registered address for Lytton-Kambara Foundation is 467 Central Park West 17A, New York, NY 10025.

(12)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 99,108 shares of common stock and 99,108 shares of common stock issuable upon exercise of Warrants held by Alumni Capital LP. Ashkan Mapar is the General Partner and has voting and dispositive power with respect to the shares held by Alumni Capital LP. The Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of the Alumni Capital LP is 80 S.W. 8th St., Suite 2000, Miami, FL 33130.
(13)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 49,554 shares of common stock and 99,108 shares of common stock issuable upon exercise of Warrants held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B c/o Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.
(14)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 2,800 shares of common stock and 99,108 shares of common stock issuable upon exercise of Warrants held by 3i, LP. 3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.
(15)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 49,554 shares of common stock and 49,554 shares of common stock issuable upon exercise of Warrants held by Mossrock Capital, LLC. Thomas Malley is Managing Member of the GP and has voting and dispositive power with respect to the shares held by Mossrock Capital LLC. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Mossrock Capital, LLC is 19 Martin Lane, Englewood, CO 80113.
(16)	The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 41,007 shares of common stock issuable upon exercise of Warrants held by Empery Asset Master, LTD. (“EAM”), (ii) 14,490 shares of common stock issuable upon exercise of Warrants held by Empery Tax Efficient LP (“ETE”), and (iii) 23,789 shares of common stock issuable upon exercise of Warrants held by Empery Tax Efficient III, LP (“ETE III”). Empery Asset Management, LP is the authorized agent of EAM, ETE and ETE III, has discretionary authority to vote and dispose of the shares held by EAM, ETE and ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM, ETE and ETE III. EAM, ETE, ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Empery Asset Management, LP is One Rockefeller Plaza, Suite 1205, New York, NY 10020.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act or any other exemption from registration, provided that they meet the criteria and conform to the requirements of any such rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS
The validity of the shares of the common stock offered hereby has been passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.curis.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the common stock we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-30347) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of securities under the registration statement is terminated or completed:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 8, 2024;
•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed on May 7, 2024, August 1, 2024, and November 14, 2024, respectively;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2024;
•Current Reports on Form 8-K filed on May 14, 2024 (except Item 7.01 and Item 9.01), May 23, 2024 and October 30, 2024; and
•The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on April 13, 2000, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 8, 2024, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Curis, Inc.
128 Spring Street
Building C – Suite 500
Lexington, MA 02421
Attn: General Counsel
(617) 503-6500

2,398,414 Shares

Common Stock

PROSPECTUS

, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals or other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$1,158.51
Accounting services	15,000.00
Legal fees of registrant’s counsel	35,000.00
Miscellaneous	5,000.00
Total	$56,158.51
Item 15. Indemnification of Directors and Officers.
The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law, or the DGCL, and our certificate of incorporation and by-laws.
Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.
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Article Sixth of our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for any monetary damages for any breach of fiduciary duty as a director of Curis, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.
Article Eighth of our certificate of incorporation provides, in general, that we shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Curis), by reason of the fact that such person is or was, or has agreed to become, a director or officer of Curis, or is or was serving or has agreed to serve, at the request of Curis, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Registrant), partnership, joint venture, trust or other enterprise (including any employee benefit plan), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the DGCL. The foregoing right of indemnification is in no way exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.
In addition to the indemnification provided by our certificate of incorporation and under the DGCL, we have entered into indemnification agreements with our executive officers and directors. The indemnification agreements provide that each such person:
•shall be indemnified by Curis against all expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of Curis) brought against him or her by virtue of his or her position as an officer or director of Curis if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Curis, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and
•shall be indemnified by Curis against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement incurred in connection with any action by or in the right of Curis brought against him or her by virtue of his or her position as an officer or director of Curis if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Curis, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to Curis, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is fairly and reasonably entitled to indemnification of such expenses.
Notwithstanding the foregoing, to the extent that an officer or director has been successful, on the merits or otherwise, he or she is required to be indemnified by us against all expenses (including attorneys’ fees) incurred in connection with defending any proceeding to the extent that we do not assume the defense of such proceeding. Expenses shall be advanced to an officer or director, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.
Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. As a condition precedent to the right of indemnification, the officer or director must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.
Under the Registration Rights Agreement, each selling stockholder agreed, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, Curis, its directors, officers, employees, stockholders and each person who controls Curis (within the meaning of the Securities Act) against any losses,
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claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in this registration statement or amendment or supplement thereto or necessary to make the statements herein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such selling stockholder to Curis specifically for inclusion in this registration statement or amendment or supplement hereto.
We maintain a general liability insurance policy which covers certain liabilities of directors and officers of Curis arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 16. Exhibits.
Exhibit Index

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2024)
4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K, filed on March 13, 2023)
4.3
Securities Purchase Agreement, dated October 28, 2024, by and among the Company and the purchasers named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 30, 2024)

4.4	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on October 30, 2024)
4.5
Registration Rights Agreement, dated October 28, 2024, by and among the Company and the purchasers named therein (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 30, 2024)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages to the Registration Statement)
107	Filing Fee Table
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Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(a)(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new
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effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, Commonwealth of Massachusetts, on December 23, 2024.
CURIS, INC.
By: /s/ James E. Dentzer
Name: James E. Dentzer
Title: President and Chief Executive Officer

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SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Curis, Inc. hereby severally constitute and appoint James E. Dentzer and Diantha Duvall, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Curis, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James E. Dentzer James E. Dentzer	President, Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2024
/s/ Diantha Duvall Diantha Duvall	Chief Financial Officer (Principal Financial and Accounting Officer)	December 23, 2024
/s/ Martyn D. Greenacre Martyn D. Greenacre	Chairman of the Board of Directors	December 23, 2024
/s/ Anne E. Borgman Anne E. Borgman	Director	December 23, 2024
/s/ John A. Hohneker John A. Hohneker	Director	December 23, 2024
/s/ Kenneth I. Kaitin Kenneth I. Kaitin	Director	December 23, 2024
/s/ Marc Rubin Marc Rubin	Director	December 23, 2024

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